FOR IMMEDIATE RELEASE


  Audiovox Corporation Reports 2005 Fiscal Second Quarter and Six-Month Results

HAUPPAUGE, NY, July 11, 2005 - Audiovox Corporation (Nasdaq: VOXX) today announced results for its fiscal second quarter and six-months ended May 31, 2005.

Audiovox Corporation (the "Company") reported 2005 fiscal second quarter net sales of $144.5 million, a decrease of 1.6% compared to net sales of $146.9 million reported in the fiscal second quarter of 2004. Net income from continuing operations for the 2005 fiscal second quarter was $5.8 million or $0.26 per basic and diluted share compared to $1.6 million or $0.07 per basic and diluted share in the comparable prior year period. Including discontinued operations, the Company reported net income of $5.6 million or $0.26 per basic share and $0.25 per diluted share compared to net income of $3.7 million or $0.17 per basic share and $0.16 per diluted share in the fiscal second quarter of 2004. Net income was favorably impacted by a tax benefit of $3.3 million during the quarter ended May 31, 2005.

Commenting on today's announcement, John J. Shalam, Chairman of Audiovox Corporation stated, "Our second quarter sales were in line with earlier projections and margins are beginning to trend higher as we have worked through the mobile inventory and have begun shipments of some of the new products in both our mobile and consumer electronics divisions."

Shalam continued, "As we move into the second half of 2005, we continue to actively seek strategic and synergistic acquisitions that will improve our sales and profits and therefore shareholder value, over the long- term. We also are well into some of the expense reductions we outlined at the end of the year and will continue the process, which should bring us to our previously announced goal of a five percent operating margin by the fourth quarter."

Shalam concluded, "Despite a challenging market environment, the management team at Audiovox, led by our newly appointed President and CEO Pat Lavelle, feels confident in its ability to deliver sustainable revenue and earnings growth and we look forward to ongoing communications of our progress with our shareholders in the coming months."

Second Quarter Results

Mobile Electronics, which represented 64.3% of net sales, came in at $93.0 million, down 23.5% compared to net sales of $121.5 million reported in the comparable prior year period. This decline was primarily related to lower mobile video sales. As previously reported, this product category has been under pressure from lower SUV sales, increased OE presence and price erosion in the aftermarket. The Company recently commenced shipments of its new Mobile Video Shuttle Systems, which are expected to improve sales in this category. Satellite radio sales increased during the quarter and the group also experienced additional sales from the Terk acquisition, which occurred in January 2005.

Consumer Electronics, which represented 35.7% of net sales, had sales of $51.6 million, an increase of 103% compared to net sales of $25.4 million reported in the fiscal second quarter of 2004. This significant increase was due to higher sales of LCD flat panel TV's. Sales of portable DVD Players declined during the period due to ongoing price erosion.

                                    - more -

                                  Exhibit 99.1

Audiovox Corporation Reports Fiscal 2005 Second Quarter and Six-Month Results Page 2 of 6

Gross margins for the second fiscal quarter of 2005 were 15.8% as compared to 14.6% for the quarter ended May 31, 2004 and 13.9% reported in the fiscal first quarter of 2005. The increase in margins is due primarily to higher margins from the Terk product line and an increase in Consumer Electronics margins as a result of higher LCD TV sales.

Six-Month Results

For the six-month period ended May 31, 2005, the Company reported net sales of $260.5 million, a 7.7% decrease compared to net sales of $282.2 million reported for the six month period ended May 31, 2004. Mobile Electronics sales, which represented 64.4% of net sales, came in at $167.6 million, a decrease of 20.4% compared to net sales of $210.6 million reported for the comparable six-month period last year. Consumer Electronics sales were $92.9 million, an increase of 29.6% compared to net sales of $71.7 million reported in the six-month period ended May 31, 2004.

Gross margins decreased to 14.9% for the six months ended May 31, 2005 as compared to 15.1% for the six months ended May 31, 2004. Gross margins continued to be adversely impacted by a reduction in selling prices within the mobile video and portable DVD categories. This trend appears to be improving as sequential 2005 fiscal quarters showed gross margin improvements.

Net income for the six months ended May 31, 2005 was $4.4 million, compared to net income of $5.5 million reported for the six-month period last year. Earnings per share was $0.20 basic and diluted for the six month period ended May 31, 2005 compared to earnings per share of $0.25 (basic and diluted) in the comparable 2004 period.

Fiscal 2005 Guidance

The Company confirms previous guidance for growth of 3-8% in fiscal 2005, with improving margins during the second half of the year. The Company expects to report sales of $135 million to $145 million in the fiscal third quarter of 2005.

About Audiovox

Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe-Harbor Language

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality

                                    - more -

                                  Exhibit 99.1

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Audiovox Corporation Reports Fiscal 2005 Second Quarter and Six-Month Results
Page 3 of 6

and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended November 30, 2004 and Form 10-Q for the fiscal second quarter ended May 31, 2005.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: GWIENER@GWCCO.COM




                                  Exhibit 99.1



                         AUDIOVOX CORPORATION AND SUBSIDIARIES
                              Consolidated Balance Sheets
                    (In thousands, except share and per share data)


                                                       November 30,        May 31,
                                                          2004               2005
                                                       ------------       --------
                                                                         (unaudited)

Assets

Current assets:

   Cash and cash equivalents                            $ 43,409          $ 17,238
   Restricted cash                                         8,264             1,702
   Short-term investments                                124,237           138,070
   Accounts receivable, net                              118,388           105,077
   Inventory                                             139,307           142,158
   Receivables from vendors                                7,028             7,606
   Prepaid expenses and other current assets              14,057             5,444
   Deferred income taxes                                   6,873             5,066
   Current assets of discontinued operations              20,582             2,840
                                                        --------          --------
                                                         482,145           425,201
       Total current assets
                                                           5,988             6,092
Investment securities
Equity investments                                        12,878            11,502
Property, plant and equipment, net                        19,707            20,821
Excess cost over fair value of assets acquired             7,019            18,672

Intangible assets                                          8,043             8,186
Deferred income taxes                                      6,220             5,533
Other assets                                                 413               350
Non-current assets of discontinued operations                925               792
                                                        --------          --------
       Total assets                                     $543,338          $497,149
                                                        ========          ========





                                                   Exhibit 99.1



                                       AUDIOVOX CORPORATION AND SUBSIDIARIES
                                      Consolidated Balance Sheets (continued)
                                  (In thousands, except share and per share data)


                                                                                November 30,        May 31,
                                                                                    2004              2005
                                                                                ------------       ---------
                                                                                                   (unaudited)
Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                               $  26,004        $  24,797
   Accrued expenses and other current liabilities                                    32,814           23,793
   Accrued sales incentives                                                           7,584            5,890
   Income taxes payable                                                              42,790            7,523
   Bank obligations                                                                   5,485            4,647
   Current portion of long-term debt                                                  2,497            1,423
   Current liabilities of discontinued operations                                     2,953            2,468
                                                                                  ---------        ---------
                                                                                    120,127           70,541
       Total current liabilities
                                                                                      7,709            7,326
Long-term debt
Capital lease obligation                                                              6,001            6,060
Deferred compensation                                                                 4,888            5,695
                                                                                  ---------        ---------
                                                                                    138,725           89,622
                                                                                  ---------        ---------
       Total liabilities
                                                                                        426              347
                                                                                  ---------        ---------
Minority interest

Commitments and contingencies

Stockholders' equity:
   Preferred stock $50 par value; 50,000 shares authorized and outstanding,           2,500            2,500
       liquidation preference of $2,500
   Series preferred stock $.01 par value, 1,500,000 shares authorized; no              --               --
       shares issued or outstanding
   Common stock:
       Class A $.01 par value; 60,000,000 shares authorized; 20,859,846 and
         20,877,046 shares issued at November 30, 2004 and May 31, 2005,                209              209
         respectively
       Class B $.01 par value; convertible 10,000,000 shares authorized;                 22               22
         2,260,954 shares issued and outstanding
   Paid-in capital                                                                  253,959          254,177
   Retained earnings                                                                157,835          162,257
   Accumulated other comprehensive loss                                              (1,841)          (3,488)
   Treasury stock, at cost, 1,070,957 shares of Class A common stock                 (8,497)          (8,497)
                                                                                  ---------        ---------
Total stockholders' equity                                                          404,187          407,180
                                                                                  ---------        ---------

Total liabilities and stockholders' equity                                        $ 543,338        $ 497,149
                                                                                  =========        =========



                                                   Exhibit 99.1

                                       AUDIOVOX CORPORATION AND SUBSIDIARIES
                                       Consolidated Statements of Operations
                             For the Three and Six Months Ended May 31, 2004 and, 2005
                                   (In thousands, except share and per share data)
                                                    (unaudited)

                                                                       Three Months Ended               Six Months Ended
                                                                             May 31,                          May 31,
                                                                      2004             2005             2004            2005
                                                                  ------------     ------------     ------------     ------------

Net sales                                                         $    146,884     $    144,509     $    282,240     $    260,489

Cost of sales                                                          125,488          121,710          239,716          221,619
                                                                  ------------     ------------     ------------     ------------
Gross profit                                                            21,396           22,799           42,524           38,870
                                                                  ------------     ------------     ------------     ------------

Operating expenses:
   Selling                                                               7,503            8,315           14,644           16,306
   General and administrative                                           10,385           12,129           22,872           24,543
   Warehousing and technical support                                     1,500            1,771            2,469            3,238
                                                                  ------------     ------------     ------------     ------------
       Total operating expenses                                         19,388           22,215           39,985           44,087
                                                                  ------------     ------------     ------------     ------------

Operating income (loss)                                                  2,008              584            2,539           (5,217)
                                                                  ------------     ------------     ------------     ------------

Other income (expense):
   Interest expense and bank charges                                      (866)            (738)          (1,829)          (1,371)
   Equity in income of equity investees                                  1,479              743            2,550            1,096
   Other, net                                                              572            3,020            1,196            7,625
                                                                  ------------     ------------     ------------     ------------
       Total other income, net                                           1,185            3,025            1,917            7,350
                                                                  ------------     ------------     ------------     ------------
                                                                         3,193            3,609            4,456            2,133
Income from continuing operations before income taxes
Income taxes (benefit)                                                   1,608           (2,153)           2,210           (3,077)
Minority interest                                                            5             --                 40             --
                                                                  ------------     ------------     ------------     ------------
Net income from continuing operations                                    1,590            5,762            2,286            5,210

Net income (loss) from discontinued operations, net of tax               2,087             (135)           3,261             (788)
                                                                  ------------     ------------     ------------     ------------
                                                                  $      3,677     $      5,627     $      5,547     $      4,422
                                                                  ============     ============     ============     ============
Net income

Net income (loss) per common share (basic):
   From continuing operations                                     $       0.07     $       0.26     $       0.10     $       0.24
   From discontinued operations                                           0.10            (0.00)            0.15            (0.04)
                                                                  ------------     ------------     ------------     ------------
Net income per common share (basic)                               $       0.17     $       0.26     $       0.25     $       0.20
                                                                  ============     ============     ============     ============

Net income (loss) per common share (diluted):
   From continuing operations                                     $       0.07     $       0.26     $       0.10     $       0.23
   From discontinued operations                                           0.09            (0.01)            0.15            (0.03)
                                                                  ------------     ------------     ------------     ------------
Net income per common share (diluted)                             $       0.16     $       0.25     $       0.25     $       0.20
                                                                  ============     ============     ============     ============

Weighted average number of common shares outstanding (basic)        21,950,898       22,058,130       21,936,577       22,054,823
                                                                  ============     ============     ============     ============
Weighted average number of common shares outstanding (diluted)      22,436,045       22,374,225       22,345,345       22,405,042
                                                                  ============     ============     ============     ============











                                                   Exhibit 99.1